UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2004

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street

_______________Minneapolis, MN 55431_______________

(Address of principal executive offices)

____________________(952) 887-3131____________________

Registrant’s telephone number, including area code

____________________Not Applicable____________________

(Former name or former address, if changed since last report)

Item 5.

Other Events.

          On August 13, 2004, Donaldson Company, Inc. announced the outcome of post trial motions in the jury trial between Donaldson and Engineered Products Company, Inc., headquartered in Waterloo, Iowa. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 7.

Financial Statements and Exhibits.

(c)

Exhibits.

99.1	Press release, dated August 13, 2004, issued by Donaldson Company, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  August 13, 2004

DONALDSON COMPANY, INC. By: /s/ Thomas R. VerHage Name: Thomas R. VerHage Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

Description

99.1	Press Release, dated August 13, 2004, issued by Donaldson Company Inc.